UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported) August 1, 2006
SUNTRON CORPORATION
(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-49651	86-1038668

(State or Other Jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2401 WEST GRANDVIEW ROAD, PHOENIX, ARIZONA	85023

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (602) 789-6600
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On August 1, 2006, the Company’s Board elected William S. Urkiel to serve as member of the Board of Directors of the Company. Mr. Urkiel was also appointed to serve on the Audit Committee of the Company’s Board of Directors. The Company believes the addition of Mr. Urkiel to the Audit Committee now brings the Company into compliance with NASDAQ's audit committee composition listing requirements.
     Mr. Urkiel has been a member of the Board of Directors of Crown Holdings, Inc. since December 9, 2004. From 1999 until 2005, Mr. Urkiel served as Senior Vice President and Chief Financial Officer of IKON Office Solutions.
     There was no arrangement or understanding pursuant to which Mr. Urkiel was elected as a director, and there have been no related party transactions between Mr. Urkiel and our company. None of the Company’s directors or executive officers has a family relationship with Mr. Urkiel.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SUNTRON CORPORATION
Date: August 4, 2006	By:	/s/ Thomas B. Sabol
Thomas B. Sabol
Chief Financial Officer